Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of CurrencyShares® Singapore Dollar Trust and to the incorporation by reference therein of our report dated January 12, 2017, with respect to the financial statements of CurrencyShares® Singapore Dollar Trust included in its Annual Report (Form 10-K) for the year ended October 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

January 12, 2017